Exhibit 99.1

Validus Holdings, Ltd. Bermuda Commercial Bank Building 19 Par-la-Ville Road Hamilton, HM 11 Bermuda

Mailing Address: Suite 1790 48 Par-la-Ville Road Hamilton, HM 11 Bermuda

Telephone: (441) 278-9000 Facsimile: (441) 278-9090 Website: www.validusre.bm
VALIDUS HOLDINGS FILES PRELIMINARY PROXY STATEMENT IN CONNECTION
WITH SPECIAL MEETING OF ITS SHAREHOLDERS
Enables Validus Shareholders to Approve Issuance of Common Shares for
Proposed Combination with IPC Holdings

Hamilton, Bermuda — April 16, 2009 - Validus Holdings, Ltd. (“Validus”) (NYSE: VR) today announced that it has filed preliminary proxy materials with the U.S. Securities and Exchange Commission (“SEC”) in connection with a Special Meeting of Shareholders of Validus to approve the issuance of Validus common shares in connection with its proposed acquisition of the outstanding common shares of IPC Holdings, Ltd. (“IPC”) (NASDAQ: IPCR).
“Despite being prevented from talking to IPC under the highly restrictive terms of its agreement to be taken over by Max Capital, we are committed to taking the necessary steps to complete our transaction with IPC, including securing approval from our shareholders for the issuance of shares to complete the combination,” stated Ed Noonan, Validus’ Chairman and Chief Executive Officer. “Validus believes that its proposed combination with IPC will create significant long term value for the shareholders of both Validus and IPC by creating a market-leading carrier in Bermuda’s short-tail reinsurance and insurance markets. Our Board of Directors has unanimously approved the issuance and recommends that Validus shareholders vote ‘FOR’ the proposal to issue shares.”
Shareholders who have questions, or need assistance in voting their shares, should call Validus’ proxy solicitors, Georgeson Inc., Toll-Free at 888-274-5146; Banks and Brokers should call 212-440-9800.
Details of Validus Holdings, Ltd. Offer
On March 31, 2009, Validus delivered a binding offer to the Board of Directors of IPC for the amalgamation of Validus and IPC in an exchange of shares whereby each IPC common share would be exchanged for 1.2037 Validus common shares. The offer values IPC shares at $29.98 per share based on Validus’ closing stock price on March 30, 2009, the day prior to the Validus offer, representing an

18.0% premium to IPC’s closing stock price on March 30, 2009 and a total value of $1.68 billion for IPC’s common equity.
About Validus Holdings, Ltd.
Validus Holdings, Ltd. is a provider of reinsurance and insurance, conducting its operations worldwide through two wholly-owned subsidiaries, Validus Reinsurance, Ltd. (“Validus Re”) and Talbot Holdings Ltd. (“Talbot”). Validus Re is a Bermuda based reinsurer focused on short-tail lines of reinsurance. Talbot is the Bermuda parent of the specialty insurance group primarily operating within the Lloyd’s insurance market through Syndicate 1183.
Contacts:
Investors:
Validus Holdings, Ltd.
Jon Levenson, Senior Vice President
+1-441-278-9000
or
Media:
Jamie Tully/Jonathan Doorley
Sard Verbinnen & Co
+1-212-687-8080
Cautionary Note Regarding Forward-Looking Statements
This news release may include forward-looking statements, both with respect to us and our industry, that reflect our current views with respect to future events and financial performance. Statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “will,” “may” and similar statements of a future or forward-looking nature identify forward-looking statements. All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements. We believe that these factors include, but are not limited to, the following: 1) uncertainty as to whether IPC will enter into and consummate the proposed amalgamation on the terms set forth in our offer letter; 2) unpredictability and severity of catastrophic events; 3) rating agency actions; 4) adequacy of our risk management and loss limitation methods; 5) cyclicality of demand and pricing in the insurance and reinsurance markets; 6) our limited operating history; 7) our ability to successfully implement our business strategy during “soft” as well as “hard” markets; 8) adequacy of our loss reserves; 9) continued availability of capital and financing; 10) retention of key personnel; 11) competition; 12) potential loss of business from one or more major insurance or reinsurance brokers; 13) our ability to implement, successfully and on a timely basis, complex infrastructure, distribution capabilities, systems, procedures and internal controls, and to develop accurate actuarial data to support the business and regulatory and reporting requirements; 14) general economic and market conditions (including inflation, volatility in the credit and capital markets, interest rates and foreign currency exchange rates); 15) the integration of Talbot or other businesses we may acquire or new business ventures we may start including, without limitation, the amalgamation with IPC; 16) the effect on our investment portfolio of changing financial market conditions including inflation, interest rates, liquidity and other factors; 17) acts of terrorism or outbreak of war; and 18) availability of reinsurance and retrocessional coverage, as well as management’s response to any of the aforementioned factors.
The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the Risk Factors included in our most recent reports on Form 10-K and Form 10-Q and other documents on file with the Securities and Exchange Commission (“SEC”). Any forward-looking statements made in this news release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us or our business or operations. We undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.
Additional Information about the Proposed Transaction and Where to Find It:
This press release is not a proxy statement or a solicitation of proxies from the holders of Validus common shares and does not constitute an offer of or a solicitation of an offer for any securities of Validus for sale. Any solicitation of proxies from the holders of Validus common shares will be made only by the preliminary proxy statement Validus filed with the SEC seeking proxies to authorize the issuance of Validus common shares in connection with its proposed acquisition of the outstanding IPC common shares (the “Preliminary Proxy Statement”). This press release is not a substitute for the Preliminary Proxy Statement or any other documents which Validus may file with or furnish to the SEC or send to its or IPC’s shareholders in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PRELIMINARY PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC BY VALIDUS BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. All such documents, when filed, are available free of charge at the SEC’s website (www.sec.gov) or by directing a request to Validus through the investor contact listed above.
Participants in the Solicitation:
Validus and its directors, executive officers and other employees may be deemed to be participants in any solicitation of shareholders in connection with the proposed transaction. Information about Validus’ directors and executive officers is available in Validus’ proxy statement, dated March 25, 2009 for its 2009 annual general meeting of shareholders.
#  #  #